UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2024

LiqTech International, Inc.
(Exact name of registrant as specified in charter)

Nevada	001-36210	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)

+45 3131 5941
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LIQT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Securities Purchase Agreement

On September 27, 2024, LiqTech International, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors, pursuant to which the Company agreed to issue and sell an aggregate of (i) 3,630,129 shares (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”), 1,369,871 pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) and (ii) warrants (the “Warrants”) to purchase up to an aggregate of 5,000,000 shares of Common Stock, for gross proceeds of up to $10,000,000 (the “Transaction”).

The combined purchase price of one share of Common Stock and one accompanying Warrant to purchase one share of Common Stock under the Purchase Agreement is $2.00. The combined purchase price of one Pre-Funded Warrant and one accompanying Warrant to purchase one share of Common Stock under the Purchase Agreement is $1.999. The Company agreed to issue the Shares, Warrants, and Pre-Funded Warrants in two tranches: (i) a first tranche comprised of 29,227 Shares and 555,302 Pre-Funded Warrants and Warrants to purchase an aggregate of 584,529 shares of Common Stock (the “First Tranche”); and a second tranche comprised of 3,600,902 Shares and 814,569 Pre-Funded Warrants and Warrants to purchase an aggregate of 4,415,471 shares of Common Stock (the “Second Tranche”). The securities issued in the First Tranche are herein referred to as the “First Tranche Securities”, and the securities in the Second Tranche are herein referred to as the “Second Tranche Securities”.

In connection with the closing of the First Tranche, the Company sold and issued the First Tranche Securities on September 27, 2024 for gross proceeds of approximately $1.2 million. Under the Purchase Agreement, issuance of the Second Tranche Securities may occur only after the Company has obtained stockholder approval in accordance with Nasdaq Listing Rule 5635(d).

The Company intends to use the net proceeds from the Transaction for general corporate purposes, including working capital. The Purchase Agreement contains customary representations and warranties of the Company, certain indemnification obligations of the Company, and ongoing covenants of the Company.

Description of Pre-Funded Warrants and Warrants

Subject to certain beneficial ownership limitations, each Pre-Funded Warrant is immediately exercisable and may be exercised for $0.001 per share of Common Stock, subject to adjustment under the terms of each Pre-Funded Warrant. A holder of the Pre-Funded Warrant will not have the right to exercise any portion of the Warrant if the holder together with Affiliates and Attribution Parties (as such terms are defined in the Pre-Funded Warrant) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrant. However, upon notice from the holder to the Company, the holder may waive the beneficial ownership limitation, provided that any waiver of the beneficial ownership limitation will not take effect until 61 days following notice to the Company, and provided further that such waiver will not be effective to the extent such waiver would require the prior approval of the Company’s stockholders, unless such approval has been obtained.

Subject to certain beneficial ownership limitations, each Warrant is immediately exercisable and may be exercised for $2.00 per share of Common Stock, subject to adjustment under the terms of each Warrant. The Warrants expire on September 27, 2029. A holder of the Warrant will not have the right to exercise any portion of the Warrant if the holder together with Affiliates and Attribution Parties (as such terms are defined in the Warrant) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrant. However, upon notice from the holder to the Company, the holder may waive the beneficial ownership limitation, provided that any waiver of the beneficial ownership limitation will not take effect until 61 days following notice to the Company, and provided further that such waiver will not be effective to the extent such waiver would require the prior approval of the Company’s stockholders, unless such approval has been obtained.

The Registration Rights Agreement

Pursuant to the terms of the Purchase Agreement, and as a condition to close the First Tranche, on September 27, 2024, the Company and each investor simultaneously entered into a registration rights agreement (the “Registration Rights Agreement”) requiring the Company to file a registration statement with the Securities and Exchange Commission within 60 days of the Company’s receipt of the investors’ demand that the Company file a registration statement to register for resale the Shares and the shares of Common Stock underlying the Pre-Funded Warrants and Warrants. The Registration Rights Agreement contains customary terms and conditions, certain liquidated damages provisions for failing to comply with the timing obligations for the filing and effectiveness of the registration statement, and certain customary indemnification obligations.

The foregoing is only a summary of the Purchase Agreement, the Registration Rights Agreement, the Pre-Funded Warrants, and the Warrants, and does not purport to be a complete description thereof. Such descriptions are qualified in their entirety by reference to the forms of Pre-Funded Warrant, Warrant, Purchase Agreement and Registration Rights Agreement, copies of which are filed as Exhibits 4.1, 4.2, 10.1, and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION	LOCATION
4.1	Form of Pre-Funded Warrant	Filed herewith
4.2	Form of Warrant	Filed herewith
10.1 †	Securities Purchase Agreement, by and among the Company and the investors named therein	Filed herewith
10.2	Registration Rights Agreement, by and among the Company and the investors named therein	Filed herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such omitted materials to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.

Date: September 27, 2024	/s/Fei Chen
Fei Chen
Chief Executive Officer